The Sample Company

Computershare

Computershare Trust Company, N.A.
150 Royall Street Suite V
Canton Massachusetts 02021
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

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DESIGNATION (IF ANY)
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Primary Subscription Rights 12345678901234

SIFY TECHNOLOGIES LIMITED ADS SUBSCRIPTION FORM

Evidencing Transferable Rights to Purchase Sify Technologies Limited ADSs ADS Rights CUSIP No. 82655M 115

OFFER EXPIRES AT 2:15 P.M., NEW YORK CITY TIME, ON [●], 2024. IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS FORM.

As the registered owner of this ADS subscription form you are the holder of the number of ADS rights set forth below. As a holder of ADS rights, you are entitled to subscribe for a number of new ADSs pursuant to the ADS rights and upon the terms and conditions and at the subscription price for each ADS (the "ADS Subscription Price") specified in the Company's Registration Statement on Form F-1, File No. 333-278152 (the "Prospectus"). Each holder of ADS rights who exercises its subscription rights in full will be entitled to subscribe for additional ADSs ("over-subscription ADS") that remain unsubscribed ("over-subscription ADS rights") as a result of any unexercised subscription rights by other rights holders.

Holders of ADS rights will receive their new ADSs subscribed for under the ADS rights and any applicable oversubscription ADSs in the form of uncertificated ADSs. Confirmation statements reflecting the uncertificated ADSs will be issued as soon as practicable following the end of the ADS subscription period and after all oversubscription ADSs allocations have been effected.

THE ADS RIGHTS ARE TRANSFERABLE

The registered owner of this ADS subscription form named above, or its assignee, is entitled to the number of ADS rights shown below to subscribe for and purchase new ADSs. These ADS rights are being distributed to you in connection with the Company's simultaneous offer to holders of equity shares of rights to subscribe for new equity shares (the "share rights"). Pursuant to the ADS right and upon the terms and conditions specified in the Prospectus, 0.73 ADS right will entitle its holder to purchase one (1) new ADS.

To exercise ADS rights and to subscribe for any new ADSs, you must deliver to Citibank (the "ADS Rights Agent") a properly completed and original signed ADS subscription form and pay in full the ADS Subscription Price for the new ADSs. The ADS Subscription Price is US$0.14 per new ADS. The ADS Subscription Price includes the depositary fee of US$0.02 per new ADS subscribed in the ADS rights offering. You must pay the ADS Subscription Price in U.S. dollars and must make such payment by personal check payable to "Citibank, N.A.". Bank drafts, certified checks, wire transfers, and any other form of payment will not be accepted. Please reference your account number and holder ID on your certified check. The exercise of ADS rights is irrevocable and may not be cancelled or modified.

Additionally, and as described in the Prospectus, over-subscription ADSs will be available for allocation to holders of ADS rights who exercise their ADS rights in full and wish to apply for a greater number of ADSs than the ADSs they can subscribe for upon exercise of their ADS rights. To apply for over-subscription ADSs, you must pay the applicable amount for each over-subscription ADS you wish to subscribe, subject to the terms set forth in the Prospectus with respect to the over-subscription ADS rights. If the number of over-subscription ADSs is insufficient to satisfy your excess application in full, the amount relating to any over-subscription ADSs not delivered to you will be returned to you in U.S. dollars without interest.

This ADS subscription form may be transferred by delivering this ADS subscription form and a duly completed, signed and guaranteed stock power to the ADS Right Agent.

The Company reserves the right to terminate, modify, cancel, or extend the offering of share rights and ADS rights. If the Company terminates the rights offering at any time, the ADS Rights Agent will not have any obligation to you with respect to ADS rights that you have exercised, other than to promptly return, without interest or deduction, the investment amount payment you delivered to the ADS Rights Agent, in which event the ADS rights will become null and void and any amount already tendered will be returned to you in U.S. dollars without interest.

Please read the depositary notice which accompanies this ADS subscription form before completing and returning this ADS subscription form and the total amount due to the ADS Rights Agent by the expiration date of the ADS subscription period.

To subscribe for your new ADSs please complete line "A" below and include a properly completed and executed IRS Form W-9 or W-8 (as applicable). To apply for any over-subscription ADS please complete line "B" below. To instruct the ADS Rights Agent to attempt to sell some or all of your ADS rights, please complete line "D" below and include a properly completed and executed IRS Form W-9 or W-8 (as applicable).

To transfer your ADS rights, please deliver this ADS subscription form and a duly completed and signed stock power to the ADS Rights Agent with sufficient lime to execute the requested transfer prior to the expiration date of the ADS subscription period. Your signature on the stock power must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

The signature(s) on the stock power must correspond with the name(s) of the registered owner(s) exactly as it appears on the face of this ADS subscription form without any alteration or change whatsoever. In the case of joint registered owners, each person must sign the stock power in accordance with the foregoing. If you sign the stock power in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the ADS Rights Agent in its sole and absolute discretion, you must present to the ADS Rights Agent satisfactory evidence of your authority to sign in that capacity.

Please Note: Only holders of ADS rights who exercise their ADS rights in full may also choose to apply for over-subscription ADS.

Payment for ADSs: The full amount for the new ADSs subscribed for both for ADS rights and for over-subscription ADSs rights must accompany this ADS subscription form. Please reference your account number and holder ID on your personal check.

If you do not indicate below the number of new ADSs subscribed for or if you indicate a number of new ADSs which does not correspond to the total amount delivered to ADS Rights Agent, you will be deemed to have subscribed for the maximum number of new ADSs that may be purchased with the amount delivered to the ADS Rights Agent.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS ADS RIGHTS OFFERING, PLEASE REFER TO THE COMPANY'S PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE AND IS AVAILABLE ON THE EDGAR SYSTEM OF THE U.S. SECURITIES AND EXCHANGE COMMISSION AT WWW SEC.GOV/EDGAR.SHTML (File No. 333-278152). COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., BY CALLING +1 (800) 487-4870 (TOLL FREE) OR BY EMAIL SIFY@DFKING.COM.

Please complete all applicable information and return this ADS subscription form to the ADS Rights Agent:

By First Class Mail:
Citibank, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Overnight Mail:
Citibank, N.A.
c/o Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021

A. Exercise of ADS Rights (0.73 ADS Right = 1 New ADS)

______________________ **x US$[•] per ADS** =US$______________________
(No. of new ADSs subscribed) (Amount of ADS Subscription Price)

B. Over-subscription ADS Rights

______________________ **x US$[•] per ADS** =US$______________________
(No. of over-subscription ADS Rights subscribed) (Amount of ADS over-subscription price)

C. Total Amount Enclosed: US$______________________
(Sum of line A and line B, if applicable)

D. Sell ADS Rights: ______________________
(No. of ADS rights to sell through the ADS Rights Agent)

E. Deliver an ADS subscription form representing ________________ **unexercised ADS rights to the person(s) identified below.**

____
Print Full Name of Registered Owner and Social Security Number

____
Print Full Address for Delivery of ADS Subscription Form Representing Unexercised ADS Rights

Daytime telephone number: (**)**

Evening telephone number: (**)**

Email address: ______________________

TO SUBSCRIBE: I acknowledge that I have reviewed the Prospectus and I hereby subscribe for the number of new ADSs indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that my payment will be considered received by the ADS Rights Agent only when my personal check clears.

TO SELL: If I have requested the ADS Rights Agent to attempt to sell any ADS rights on line D, I irrevocably authorize the sale of such ADS rights by the ADS Rights Agent according to the procedures described in the Prospectus.

Delivery of this ADS subscription form to an address other than as set forth above does not constitute a valid delivery.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Computershare Trust Company, N.A., toll free at (XXX) XXX-XXXX or (XXX) XXX-XXXX.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	ADS Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

00000A